Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284350

PROSPECTUS

341,352,000,000 Ordinary Shares Representing 34,135,200 American Depositary Shares

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This prospectus relates to the potential offer and sale from time to time by C/M Capital Master Fund, LP, or the Selling Shareholder, of up to 341,352,000,000 of our ordinary shares, nominal value £0.00005 per share, or Ordinary Shares, represented by 34,135,200 American Depositary Shares, or Depositary Shares, that have been or may be issued by us to the Selling Shareholder pursuant to a Securities Purchase Agreement, dated as of January 17, 2025, by and between us and C/M, or the Purchase Agreement, establishing an equity line of credit, or the Equity Financing. Such Depositary Shares include (a) 33,413,549 Depositary Shares, or the Purchase Shares, underlying 334,135,490,000 Ordinary Shares by that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time from and after the Commencement Date (as defined herein) under the Purchase Agreement, and subject to applicable stock exchange rules (assuming the shares to be issued and sold at a price of $1.00 per share) and (b) up to 721,651 Depositary Shares, or the Commitment Shares, underlying 7,216,510,000 Ordinary Shares that may be issued to the Selling Shareholder to release the Company of its liability to pay the Commitment Fee (as defined herein) as consideration for it entering into the Purchase Agreement (assuming the shares to be issued at a price of $1.00 per share).

The actual number of shares issuable will vary depending on the then-current market price of our Depositary Shares sold to the Selling Shareholder under the Purchase Agreement, but will not exceed the number set forth in the preceding sentences unless we file an additional registration statement under the Securities Act of 1933, as amended, or the Securities Act, with the Securities and Exchange Commission, or SEC. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Shareholder” for additional information regarding the Selling Shareholder.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Depositary Shares by the Selling Shareholder. Additionally, we will not receive any proceeds from the issuance or sale of the Commitment Shares, if issued to release the Company of its liability to pay the Commitment Fee (as defined herein). However, we may receive up to $35.0 million in aggregate gross proceeds from the Selling Shareholder under the Purchase Agreement in connection with sales of Depositary Shares to the Selling Shareholder pursuant to the Purchase Agreement after the date of this prospectus. The purchase price per Depositary Share that the Selling Shareholder will pay for Depositary Shares purchased from us under the Purchase Agreement will fluctuate based on the market price of our Depositary Shares at the time we elect to sell shares to the Selling Shareholder and, further, to the extent that we sell Depositary Shares under the Equity Financing, substantial amounts of Depositary Shares could be issued and resold, which would cause dilution and may impact our stock price.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Shareholder may offer or sell the securities. More specific terms of any securities that the Selling Shareholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The Selling Shareholder may offer, sell or distribute all or a portion of the Depositary Shares acquired under the Purchase Agreement and hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the Depositary Shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sales are within the sole discretion of the Selling Shareholder. The Selling Shareholder is an underwriter under the Securities Act of 1933, as amended, with respect to the resale of shares held by it. Although the Selling Shareholder is obligated to purchase Depositary Shares under the terms and subject to the conditions and limitations of the Purchase Agreement to the extent we choose to sell such Depositary Shares to it (subject to certain conditions), there can be no assurances that we will choose to sell any Depositary Shares to the Selling Shareholder, or that the Selling Shareholder will sell any or all of the Depositary Shares, if any, purchased under the Purchase Agreement pursuant to this prospectus. The Selling Shareholder will bear all commissions and discounts, if any, attributable to its sale of Depositary Shares. See “Plan of Distribution.”

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of our Depositary Shares on the NASDAQ Capital Market on May 8, 2025 was $1.40.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC whereby the Selling Shareholder named herein may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Shareholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholder will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Shareholder and its permitted transferees may use this registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Shareholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals PLC and its consolidated subsidiaries.

For investors outside the United States: We have not taken any action to permit a public offering of the Depositary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

We prepare our consolidated financial statements in British pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are presented in British pounds sterling.

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$” and “U.S. dollar” each refer to the United States dollar (or units thereof); and

•	“£,” “pence” and “p” each refer to the British pound sterling (or units thereof).

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our ordinary shares, nominal value £0.02 per share, or Ordinary Shares, and our Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. On March 24, 2023, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by our American depositary shares, or Depositary Shares, from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

On June 14, 2023, we held our annual general meeting of shareholders, or June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A Deferred Shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one ordinary share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each, each the Subdivision, which became effective on June 15, 2023 and (y) adopt new articles of association, which make consequential amendments to the existing articles of association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares are no longer admitted to trading on AIM.

On July 5, 2023, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from five Ordinary Shares per Depositary Share to 400 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On October 4, 2024, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 400 Ordinary Shares per Depositary Share to 10,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On November 22, 2024, we held a general meeting of shareholders, or November GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.001 nominal value each into one ordinary share of £0.00005 nominal value and 19 C Deferred Shares of £0.00005 nominal value each, each the November Subdivision, which became effective on November 25, 2024 and (y) adopt new articles of association, or the Articles of Association, which make consequential amendments to the existing articles of association of the Company to reflect the November Subdivision. As is standard for deferred shares, each B Deferred Share and C Deferred Share has very limited rights and is effectively valueless. The B Deferred Shares and C Deferred Shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

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The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares (and the underlying Ordinary Shares) resulting from the change in ratio, including any changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable. As a result of retroactively applying changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, the amount of Ordinary Shares issued in prior transactions may not equal the amount of Depositary Shares such Depositary Shares are currently exercisable for.

MARKET AND INDUSTRY DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies, and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management’s knowledge of the industry. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus.

Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and the documents incorporated by reference herein and therein carefully, including our financial statements and related notes, the information in the section “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Company Overview

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, type 1 diabetes, or T1D, and rare/orphan cancers of the brain.

In April 2024 we licensed eRapa, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. An ongoing Phase 2 study of eRapa in NMIBC is scheduled to report results in mid-2025.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D and are in the process of initiating a Phase 2a dose confirming study.

MTX110, which is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma, diffuse midline glioma, or DMG, and medulloblastoma, is a liquid formulation of the histone deacetylase, panobinostat. Our proprietary formulation enables delivery of the product via convection-enhanced delivery at potentially chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and avoiding systemic toxicity. We have recruited the first cohort of patients in an ongoing Phase 1 study of MTX110 in recurrent glioblastoma. We have completed and announced the results of two Phase 1 studies in DMG. There is an ongoing Phase 1 investigator-initiated trial in medulloblastoma.

Our clinical assets are supported by three proprietary drug delivery technologies focused on improving bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM), direct delivery (MidaSolveTM), or targeted delivery (MidaCoreTM):

•	Our Q-Sphera platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolve platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCore platform: Our gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

We are currently focused on our clinical stage assets and there are no active research and development programs based on our drug delivery technologies.

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Our Strategy

In early 2023, we decided to re-position the Company as therapeutics (as opposed to drug delivery) company and we began looking for additional assets to complement our MTX110 programs. The delivery of proof-of-concept clinical data is the primary focus of our business model going forward.

Our proprietary drug delivery technologies are no longer a key priority for the Company.

Development

Our intention is to build a balanced portfolio of clinical-stage development assets, ideally with a focus on rare / orphan indications. eRapa was in-licensed in April 2024 and is being developed for FAP and NMIBC. We expect to begin enrolling a multi-center registrational Phase 3 trial in FAP in the first half of 2025. The Phase 2 trial in NMIBC is ongoing. Tolimidone, which was in-licensed in December 2023, is a Phase 2 ready asset which we intend to develop for T1D. MTX110 is currently in Phase 1 development for three rare / orphan brain cancers.

Our aim is to develop our clinical assets to proof-of-concept stage before securing partners to undertake the most expensive, later stage development.

 Our research and development programs may, like MTX110, be based on one or more of our enabling technologies.

Manufacturing

We do not intend to establish our own manufacturing capabilities. For clinical trial material we utilize GMP-certified contract manufacturers.

Commercialization

Once proof-of-concept has been established, we intend to seek to license our products to a partner who would complete the development, and subsequently market and sale, of the product in an agreed upon licensed territory. In addition to reimbursement of development costs, the partner would be expected to make milestone payments based on sales targets and royalty payments.

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Pipeline and Platform Technologies

We are actively pursuing the development of eRapa in FAP, tolimidone in T1D and MTX110 in three indications. Our development pipeline is as follows:

Our Corporate Information

Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 20480 180. Our corporate website is located at www.biodexapharma.com. Information contained on our website is not part of, or incorporated in, this prospectus. Our authorized representative in the United States is Donald J. Puglisi of Puglisi and Associates. Our agent for service in the United States is Donald J. Puglisi of Puglisi and Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our Depositary Shares are traded on the NASDAQ Capital Market under the symbol “BDRX.”

Implications of Being a Foreign Private Issuer

We are incorporated as a public limited company in England and Wales, are we are deemed to be a “foreign private issuer” for the purposes of the reporting rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States, including:

•	the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies with securities registered under the Exchange Act;

•	the requirement to file financial statements in accordance with accounting principles generally accepted in the United States, or U.S. GAAP;

•	the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

•	the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

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In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Accordingly, an investor may receive less information about us that it would receive about a public company incorporated in the United States.

Additionally, we elect to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of NASDAQ.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on April 11, 2025, and our Reports on Form 6-K, as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Issuer	Biodexa Pharmaceuticals PLC

Depositary Shares offered by the Selling Shareholder

Up to 341,352,000,000 Ordinary Shares represented by 34,135,200 Depositary Shares that have been or may be issued by us to the Selling Shareholder pursuant to the Purchase Agreement, including (i) up to 33,413,549 Purchase Shares and (ii) if issued to the Selling Shareholder to release the Company of its liability to pay the Commitment Fee, up to 721,651 Commitment Shares. The actual number of Depositary Shares (and the underlying Ordinary Shares) issued and sold pursuant to the Purchase Agreement will vary depending on the then-current market price of our Depositary Shares sold to the Selling Shareholder in this offering. We are registering the number of Ordinary Shares (represented by Depositary Shares) issuable under the Purchase Agreement assuming the shares to be issued are sold at a price of $1.00 per share.

Total Ordinary Shares outstanding immediately prior to this offering	25,617,408,922 Ordinary Shares (including those represented by Depositary Shares) as of April 1, 2025.

Total Ordinary Shares to be outstanding immediately after this offering	366,969,408,922 Ordinary Shares (including those represented by Depositary Shares), assuming that the Selling Shareholder sells all of the Depositary Shares offered pursuant to this prospectus.

Terms of the Offering	The Selling Shareholder will determine when and how it sells the Depositary Shares offered in this prospectus as described in “Plan of Distribution.”

Depositary Shares

Each Depositary Share represents 10,000 Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, JPMorgan Bank Chase Bank, N.A., as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Depositary	JPMorgan Chase Bank, N.A.

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Use of proceeds	We will not receive any proceeds from the resale of the Depositary Shares to be offered by the Selling Securityholder. Additionally, we will not receive any proceeds from the issuance or sale of the Commitment Shares if issued to the Selling Shareholder to release the Company of its liability to pay the Commitment Fee. We may receive up to $35.0 million in gross proceeds from C/M in connection with the sale of our Depositary Shares under the Purchase Agreement. We intend to use any net proceeds from any sales of Depositary Shares to C/M under the Equity Financing to fund our development programs, for working capital and other general corporate purposes. Pending other uses, we intend to invest the net proceeds to us in short-term, interest-bearing investments. We cannot predict whether the net proceeds invested will yield a favorable return. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section starting on page 10 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.”

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RISK FACTORS

Our business has significant risks. In addition to the other information included in this annual report, including the matters addressed in the section of the annual report entitled “Cautionary Note Regarding Forward-Looking Statements” and in our financial statements and the related notes, you should consider carefully the risks described below. The risks and uncertainties described below are not the only risks and uncertainties we may face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial could also negatively affect our business, financial condition, results of operations, prospects, profits and stock prices. If any of the risks described below actually occur, our business, financial condition, results of operations, prospects, profits and stock prices could be materially adversely affected.

The sale of a substantial amount of our Ordinary Shares (represented by Depositary Shares), including resale of the Ordinary Shares (represented by Depositary Shares) issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our Ordinary Shares and/or Depositary Shares.

We are registering for resale 341,352,000,000 Ordinary Shares represented by 34,135,200 Depositary Shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of our Ordinary Shares and/or Depositary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares and/or Depositary Shares. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares (including Ordinary Shares represented by Depositary Shares). Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated into this prospectus by reference to other documents. Our representatives may also make forward-looking statements. Forward-looking statements are statements that are not historical facts. Words such as “expect,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” “can,” “likely,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, success integrating acquisitions, research and development projects, results of operations, cash needs, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to risks related to:

•	our requirement for additional financing and our ability to continue as a going concern;

•	our estimates regarding losses, expenses, future revenues, capital requirements and needs for additional financing;

•	our ability to successfully develop, test and partner with a licensee to manufacture or commercialize products for conditions using our technology platforms;

•	the successful commercialization and manufacturing of our any future product we may commercialize or license;

•	the success and timing of our preclinical studies and clinical trials;

•	shifts in our business and commercial strategy;

•	the filing and timing of regulatory filings, including Investigational New Drug applications, with respect to any of our product candidates and the receipt of any regulatory approvals;

•	the anticipated medical benefits of our product candidates;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•	the success and timing of the potential commercial development of our product candidates and any product candidates we may acquire in the future, including eRapa, tolimidone and MTX110;

•	our plans and ability to develop and commercialize our product candidates and any product candidates we may acquire in the future;

•	the ability to manufacture products in third-party facilities;

•	the rate and degree of market acceptance of any of our product candidates;

•	the successful development of our commercialization capabilities, including our internal sales and marketing capabilities;

•	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•	the success of competing therapies and products that are or become available;

•	the success of any future acquisitions or other strategic transactions;

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•	the difficulties of integrating the business of any future acquisitions into our own;

•	cybersecurity and other cyber incidents;

•	industry trends;

•	the impact of government laws and regulations;

•	regulatory, economic and political developments in the United Kingdom, the European Union, the United States and other foreign countries, including any impact from the United Kingdom leaving the European Union;

•	the difficulties doing business internationally;

•	the ownership of our Ordinary Shares and Depositary Shares;

•	our ability to continue to meet the listing criteria required to remain listed on the NASDAQ Capital Market;

•	our ability to recruit or retain key scientific or management personnel or to retain our senior management;

•	the impact and costs and expenses of any litigation we may be subject to now or in the future;

•	the performance of third parties, including joint venture partners, our current sales force, our collaborators, third-party suppliers and parties to our licensing agreements; and

•	other risks and uncertainties, including those described in “Risk Factors” in this prospectus.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in “Risk Factors” in this prospectus, as well as elsewhere in this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

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THE COMMITTED EQUITY FINANCING

Overview

On January 17, 2025, we entered into the Purchase Agreement with the Selling Shareholder. Sales of our Depositary Shares to the Selling Shareholder under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Depositary Shares and determinations by us regarding the use of proceeds from any sale of such Depositary Shares. The net proceeds from any sales under the Committed Equity Financing will depend on the frequency with, and prices at, which the Depositary Shares are sold to the Selling Shareholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use the net proceeds to fund our development programs, for working capital and other general corporate purposes. We cannot predict whether the net proceeds invested will yield a favorable return.

In accordance with our obligations under the Purchase Agreement and the Registration Rights Agreement, dated as of January 17, 2025, between us and the Selling Shareholder, or the Registration Rights Agreement, pursuant to which we agreed to provide the Selling Shareholder with customary registration rights related to the shares issued under the Purchase Agreement, we have filed a registration statement of which this prospectus forms a part in order to register the resale of up to: (i) 35,000,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time after the Commencement Date upon the terms and subject to the conditions and limitations of the Purchase Agreement (assuming the shares are sold at a price of $1.00 per share); and (ii) 875,000 Commitment Shares that may be issued to the Selling Shareholder in certain circumstances in connection with related issuances and sales of Purchase Shares to release the Company of its liability to pay the Commitment Fee as consideration for the Selling Shareholder’s execution and delivery of the Purchase Agreement (assuming the shares are issued at a price of $1.00 per share). To date, we have sold 1,586,451 Purchase Shares and 153,349 Commitment Shares to the Selling Stockholder under the Purchase Agreement.

The Selling Shareholder is not obligated to buy any Depositary Shares under the Purchase Agreement if such shares, when aggregated with all other securities then beneficially owned by the Selling Shareholder and its respective affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Shareholder beneficially owning Ordinary Shares in excess of the Beneficial Ownership Limitation. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

The Purchase Agreement and Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Purchase Agreement

Pursuant to the Purchase Agreement, the Selling Shareholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us up to $35.0 million of Depositary Shares, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, and, accordingly, we have registered 350,000,000,000 Ordinary Shares representing 35,000,000 Depositary Shares for issuance under the Purchase Agreement and resale pursuant to this prospectus, assuming that $35.0 million of shares are issued and sold at a price of $1.00 per share. The Depositary Shares that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Shareholder at our discretion from time to time from the Commencement Date until the earliest to occur of a Termination Event.

Purchases of Depositary Shares Under the Purchase Agreement

During the term described above, on any business day on which the closing sale price of the Depositary Shares is equal to or greater than $1.00, we will have the right, but not the obligation, from time to time at our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to direct the Selling Shareholder, by delivery of a Fixed Purchase Notice to purchase a number of Depositary Shares up to the Fixed Purchase Maximum Amount, at a purchase price equal to the lesser of 95% of (i) the Fixed Purchase Price and (ii) the daily VWAP (as defined below) of the Depositary Shares for the five trading days immediately preceding the applicable Fixed Purchase Date.

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In addition, at any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the Depositary Shares is equal to or greater than $1.00 and such business day is also the Fixed Purchase Date for a Fixed Purchase of an amount of Depositary Shares not less than the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), we may also direct the Selling Shareholder, by delivery of a VWAP Purchase Notice, to purchase, on the VWAP Purchase Date, an additional number of Depositary Shares at a purchase price equal to the lesser of 95% of (i) the closing price of a Depositary Share on the trading day immediately preceding the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, we may also direct the Selling Shareholder, by delivery of an Additional VWAP Purchase Notice, to purchase, on the same business day, an additional number of Depositary Shares at a purchase price equal to the lesser of 95% of (i) the closing price of a Depositary Share on the trading day immediately preceding the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement) on the applicable Additional VWAP Purchase Date.

Notwithstanding the above, in no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase Notices and/or Additional VWAP Purchase Notices on a particular date require a payment from the Selling Shareholder to us that exceeds $2,500,000, unless such limitation is waived by the Selling Shareholder.

For purposes of the Purchase Agreement, “VWAP” shall mean the daily volume weighted average price of the Depositary Shares on Nasdaq as reported by Bloomberg through its “AQR” function.

All such determinations shall be appropriately adjusted for any sales of Depositary Shares through block transactions, any reorganization, non-cash dividend, stock split, reverse share split, stock combination, recapitalization, Depositary Share-Ordinary Share ratio change or other similar transaction during such period.

Commitment Fee, Commitment Shares and Other Fees

As consideration for its irrevocable commitment to purchase our Depositary Shares under the Purchase Agreement, we have agreed to pay to the Selling Shareholder the Commitment Fee as consideration for the Selling Shareholder entering into the Purchase Agreement. In the event that we fail to pay the Commitment Fee when due, we shall have the right, at our discretion, to issue Depositary Shares representing the value of the Commitment Fee in aggregate, valued at the closing sale price for the Depositary Shares on Nasdaq on the trading day immediately prior to the date of execution of the Purchase Agreement, to release us of our liability to pay the Commitment Fee as a liquidated sum. To the extent Commitment Shares are issued in lieu of paying the Commitment Fee, we intend to issue up to 612,500 Depositary Shares (equal to 1.75% of the Commitment Amount) upfront, with the remainder paid upon each Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as the case may be, until such amount is paid in full.

We have also agreed to pay to the Selling Shareholder $35,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by the Selling Shareholder, including the legal fees and disbursements of the Selling Shareholder’s legal counsel, in connection with its due diligence investigation of our company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

Conditions Precedent to Commencement

Our right to commence delivering Purchase Notices under the Purchase Agreement and the Selling Shareholder’s obligation to accept a Fixed Purchase Notice, VWAP Purchase Notice or Additional VWAP Purchase Notice, are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by us;

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•	the absence of any material misstatement or omission in the registration statement that includes this prospectus;

•	this prospectus, in final form, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act having been so filed;

•	the Depositary Shares not having been suspended by the SEC, NASDAQ or FINRA and there not having been imposed any suspension of, or restriction on, accepting additional deposits of common stock by The Depository Trust Company;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred and be continuing;

•	customary compliance with laws and bankruptcy-related conditions; and

•	the receipt by the Selling Shareholder of customary legal opinions, as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the Commencement Date;

•	the date on which the Selling Shareholder shall have purchased the Commitment Amount;

•	the 90th day after the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us, in each case that is not discharged or dismissed prior to such 90th day; and

•	the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement Date, at no cost or penalty, upon one business day’s prior written notice to the Selling Shareholder, subject to us satisfying all existing obligations related to any Depositary Shares issued to the Selling Shareholder prior to the date of termination. We or the Selling Shareholder may also terminate the Purchase Agreement at the close of business on the one year anniversary of the signing of the Purchase Agreement or thereafter, in the event the Commencement Date shall not have occurred prior to such one year anniversary due to our failure to satisfy the conditions precedent to commencement. We and the Selling Shareholder may also terminate the Purchase Agreement at any time by mutual written consent. No termination of the Purchase Agreement by us or by the Selling Shareholder will affect any of our respective rights and obligations under (i) the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Shareholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement, and (ii) the Registration Rights Agreement, which shall survive any termination of the Purchase Agreement. Further, no termination of the Purchase Agreement will be deemed to release us or the Selling Shareholder from any liability for intentional misrepresentation or willful breach of the Purchase Agreement, the Registration Rights Agreement or any other related transaction documents.

Dilutive Issuances and Purchase Price Adjustment

For as long as the Selling Shareholder owns any of our Depositary Shares, if within three trading days immediately following a Purchase Date, we make certain issues of our securities and such securities are issued at prices, or the New Issuance Price, less than the prices to be paid by the Selling Shareholder in such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, the purchase price for such applicable Fixed Purchase, VWAP Purchase or Additional VWAP Purchase would be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

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No Short-Selling or Hedging

The Selling Shareholder has agreed that neither it nor any entity managed or controlled by it will engage in, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Depositary Shares or (B) hedging transaction, which, with respect to items (A) and (B), establishes a net short position with respect to the Depositary Shares, during the term of the Purchase Agreement. The Selling Shareholder has also agreed that neither it nor any entity managed or controlled by it will engage in or effect, in any manner whatsoever, directly or indirectly, any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Depositary Shares.

Effect of Sales of our Depositary Shares under the Purchase Agreement on our Shareholders

The Depositary Shares being registered for resale in this offering may be issued and sold by us to the Selling Shareholder from time to time at our discretion, during the terms described above. The resale by the Selling Shareholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Depositary Shares to decline and to be highly volatile. Sales of our Depositary Shares, if any, to the Selling Shareholder under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Shareholder all, some or none of the Depositary Shares that may be available for us to sell to the Selling Shareholder pursuant to the Purchase Agreement. If we elect to sell Depositary Shares to the Selling Shareholder pursuant to the Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such Depositary Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Depositary Shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares of Depositary Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors-Risks Related to the Committed Equity Financings-Investors who buy Depositary Shares from the Selling Shareholder at different times will likely pay different prices.”

Investors may experience a decline in the value of the Depositary Shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of Depositary Shares to the Selling Shareholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Depositary Shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Selling Shareholder for the Depositary Shares that we may elect to sell to the Selling Shareholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Depositary Shares at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of Depositary Shares that we will sell to the Selling Shareholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Shareholder for those Depositary Shares, or the actual gross proceeds to be raised by us from those sales, if any. As of January 15, 2025, there were 6,685,918,922 Ordinary Shares outstanding. If all of the 358,750,000,000 Ordinary Shares offered for resale by the Selling Shareholder under this prospectus were issued and outstanding as of January 15, 2025, such shares would represent approximately 98.2% of total number of Ordinary Shares outstanding. The actual number of Depositary Shares issuable will vary depending on the then current market price of shares of our Depositary Shares sold to the Selling Shareholder in this offering. To date, we have sold 17,398,000,000 Ordinary Shares under the Purchase Agreement.

The number of Depositary Shares ultimately offered for sale by the Selling Shareholder for resale under this prospectus is dependent upon the number of Depositary Shares, if any, we ultimately sell to the Selling Shareholder under the Purchase Agreement. Further, if and when we elect to sell Depositary Shares to the Selling Shareholder pursuant to the Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such Depositary Shares at any time or from time to time in its discretion and at different prices.

The issuance of our Depositary Shares to the Selling Shareholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Depositary Shares that our existing shareholders own will not decrease, the Depositary Shares (and the underlying Ordinary Shares) owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

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The following table sets forth the amount of gross proceeds we may receive from the Selling Shareholder from our sale of Purchase Shares that we may issue and sell to the Selling Shareholder from time to time under the Purchase Agreement assuming that all such Purchase Shares are sold at varying purchase prices designated below:

Assumed Purchase Price Per Share (1)	Total Number of Purchase Shares to be Issued if Full Purchase	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance of Purchase Shares to Selling Shareholder (2)	Proceeds from the Sale of the Purchase Shares to the Selling Shareholder (3)
$1.00	35,000,000	98.1%	$35,000,000
$4.13(4)	8,474,576	92.7%	$35,000,000
$5.00	7,000,000	91.3%	$35,000,000
$10.00	3,500,000	84.0%	$35,000,000
$15.00	2,333,333	77.7%	$34,999,995

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(1)	The purchase price assumes a discount to the market price of our shares, in accordance with the terms of the Purchase Agreement.

(2)	The denominator is based on 6,685,918,922 Ordinary Shares outstanding as of January 15, 2025, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column which we would have issued to the Selling Shareholder based on the applicable assumed purchase price per share.

(3)	We will not receive any proceeds from the issuance of any Commitment Shares if issued to the Selling Shareholder to release the Company of its liability to pay the Commitment Fee. The proceeds reflected in this column would be reduced by an amount equal to the product of the final Commitment Shares multiplied by the assumed purchase price per Depositary Share.

(4)	Represents the last reported sales price of our Depositary Shares on January 16, 2024, as reported by NASDAQ, less a 5% discount.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Depositary Shares offered by the Selling Shareholder. In addition, we will not receive any proceeds from the issuance or sale of the Commitment Shares if issued to the Selling Shareholder to release the Company of its liability to pay the Commitment Fee. We may receive up to $35.0 million in aggregate gross proceeds from the Selling Shareholder under the Purchase Agreement in connection with sales of our Depositary Shares to the Selling Shareholder pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of Depositary Shares sold and the price at which the Depositary Shares are sold.

We intend to use any net proceeds that we receive under the Purchase Agreement to fund our development programs, for working capital and other general corporate purposes.

The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the ongoing status of and results from our clinical trials and other studies, the progress of our preclinical development efforts and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds of the offerings.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing investments.

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DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the United Kingdom Companies Act of 2006, or the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024. The information in this table should be read in conjunction with our “Management Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

(£ in thousands)
As of December 31, 2024

Cash and cash equivalents	1,669
Long-term debt	118
Total equity	8,322
Total capitalization	8,440

The table above does not include, as of December 31, 2024:

•	328,823,388 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.005 per share;

•	99 Ordinary Shares issuable upon the exercise of stock options in connection with the acquisition of Dara (as defined below) at a weighted average exercise price of $877.13 per share; and

•	warrants, including pre-funded warrants, exercisable for 770,026 Depositary Shares (representing 7,700,260,000 Ordinary Shares), at a weighted average exercise price of $38.42 per Depositary Share.

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DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United States. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our Articles of Association, which is included as an exhibit to the registration statement of which this prospectus is part.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the Companies Act.

Our issued share capital as of December 31, 2024 and April 1, 2025 was 6,685,918,822 Ordinary Shares and 25,617,408,922 Ordinary Shares, respectively, with each Ordinary Share having a nominal value of £0.00005 per share. Each issued Ordinary Share is fully paid. We currently have 1,000,001 A Deferred Shares, 4,063,321,420 B Deferred Shares, 126,547,389,518 C Deferred Shares, and no preference shares in our issued share capital.

There is no limit to the number of Ordinary Shares or preference shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares.

We are not permitted under English law to hold our own Ordinary Shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own Ordinary Shares.

History of Share Capital

Since January 1, 2022, our issued share capital has changed as provided below.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Biodexa Pharmaceuticals Share Incentive Plan, or the Share Incentive Plan, at £0.02 per share to the trust of our Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On September 26, 2022, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 25 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On December 16, 2022, we sold to an institutional investor 492,400 Ordinary Shares represented by 49 Depositary Shares in a registered direct offering at $8,000.00 per Depositary Share, resulting in gross proceeds of approximately $0.4 million.

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On February 15, 2023, we completed the closing of a private placement, or the February Private Placement, pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 325 Depositary Shares at $4,640.00 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 1,293 Depositary Shares, issuable upon the exercise of Series A warrants, or Series A Warrants, issued in the February Private Placement at an exercise price of $5,360.00 per warrant, (3) 19,396,400 Ordinary Shares represented by 1,939 Depositary Shares, issuable upon the exercise of Series B warrants, or Series B Warrants, issued in the February Private Placement at an exercise price of $5,536.00 per warrant, and (4) 62,184,525 Ordinary Shares represented by 6,218 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $0.80 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered warrants to the placement agent in the offering, or the February Placement Agent Warrants, to purchase a total of 536,800 Ordinary Shares represented by 52 Depositary Shares to the placement agent at an exercise price of $10,000.00 per warrant for one warrant and an exercise price of $5,800.00 per warrant for 51 warrants, and Series A Warrants to purchase 625,000 ordinary shares represented by 62 Depositary Shares at an exercise price of $5,360.00 per warrant to an investor pursuant to a waiver.

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our ordinary shares, and our ordinary shares began trading on AIM on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split.

Concurrently with the reverse split, and in an effort to bring the Depositary Shares price into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, on March 27, 2023, we effected a ratio change in the number of our ordinary shares represented by the Depositary Shares from 25 ordinary shares per Depositary Share to five ordinary shares per Depositary Share. No fractional Depositary Shares were issued.

Between March 27, 2023 and December 31, 2024, we have issued 95,137,075 Ordinary Shares upon the exercise of pre-funded warrants, Series A Warrants and Series B Warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of the a registered direct offering with institutional investors of (1) 166,017,700 Ordinary Shares represented by 16,601 Depositary Shares, issuable upon the exercise of the Series C warrants, or Series C Warrants, at an exercise price of $400.00 per warrant, (2) 110,675,600 Ordinary Shares represented by 11,059 Depositary Shares issuable upon the exercise of the Series D warrants, or Series D Warrants, at an exercise price of $400.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 442 Depositary Shares issuable upon the exercise of warrants issued to the placement agent in the offering at an exercise price of $375.00 per warrant, or May 2023 Placement Agent Warrants.

On June 14, 2023, we held our June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares. On June 14, 2023, we also held a June GM, and our shareholders passed resolutions to, among other things, (i) re-designate our deferred shares into A Deferred Shares, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one Ordinary Share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each.

On June 20, 2023, we issued the Series C Warrants, Series D Warrants and May 2023 Placement Agent Warrants after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the warrants at our June GM.

Between June 20, 2023, and December 31, 2024, we have issued 166,017,700 ordinary shares upon the exercise of Series C Warrants issued in the May 2023 registered direct offering.

On July 5, 2023, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of ordinary shares to Depositary Shares was changed such that one Depositary Share represented 400 ordinary shares. Our ordinary shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2023, we entered into a series of agreements with (1) Adhera Therapeutics, Inc. and certain of its secured noteholders, or the Secured Noteholders, and (1) Melior Pharmaceuticals I, Inc., or Melior. On December 21, 2023, in connection with the closing under the agreements, we issued (A) an aggregate of (i) 8,997 Depositary Shares to certain of the Secured Noteholders and (ii) 90,999 pre-funded warrants to purchase Depositary Shares to certain of the Secured Noteholders, or the December 2023 Private Placement Pre-Funded Warrants, and (B) 14,177 Depositary Shares to Melior. Between December 21, 2023 and April 1, 2025, we have issued 738,002,400 Ordinary Shares upon the exercise of December 2023 Private Placement Pre-Funded Warrants issued to the Secured Noteholders.

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On December 21, 2023, we completed the closing of an underwritten public offering, pursuant to which we issued and sold (i) 43,555 Class A units, or Class A Units, at a public offering price of $50.00 per Class A Unit, with each Class A Unit consisting of (a) one Depositary Share, (b) one Series E warrant, or Series E Warrant, and (c) one Series F warrant, or Series F Warrant, and (ii) 76,447 Class B units, or Class B Units, at a public offering price of $26.9999 per Class B Unit, with each Class B Unit consisting of (a) one pre-funded warrant, exercisable for one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant. The aggregate gross proceeds to the Company were approximately $6.0 million. Additionally, we issued warrants to purchase 4,800 of our Depositary Shares in connection with the offering to the underwriter, or the December 2023 Underwriter Warrants.

On February 26, 2024, in connection with our Company’s obligations under a license agreement with Melior, we issued 14,177 Depositary Shares to Bukwang Pharmaceutical Co. Ltd.

On April 29, 2024, in connection with the closing of the transaction contemplated by the license and collaboration agreement with Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora, we issued 15,136 Depositary Shares to Emtora.

On May 24, 2024, in connection with the transactions contemplated by certain warrant inducement letters, we issued an aggregate of 124,181 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 62,906 Series E Warrants and 61,275 Series F Warrants, at an exercise price of $37.50 per share. In addition, we issued to such holders an aggregate of 94,358 Series G warrants, or the Series G Warrants, and 147,805 Series H warrants, or the Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued warrants to purchase 6,456 of our Depositary Shares in connection with the offering to the warrant agent and certain of their designees, or Warrant Agent Warrants.

Between December 21, 2023 and April 1, 2025, we have issued 2,477,566,800 Ordinary Shares upon the exercise of the pre-funded warrants, Series E Warrants and Series F Warrants issued in the December 2023 underwritten public offering and private placement, including warrants exercised pursuant to the terms of the letter agreements entered into with certain accredited investors on May 22, 2024, or the Warrant Agreements (other than shares held in abeyance).

On July 22, 2024, we sold in a registered direct offering an aggregate of (i) 202,032 Depositary Shares and (ii) 11,157 pre-funded warrants, or July 2024 Pre-Funded Warrants, at a price per Depositary Share of $23.50, and a price per July 2024 Pre-Funded Warrant of $23.4975, and in a concurrent private placement, we issued and sold (x) Series J warrants, or Series J Warrants, exercisable for 213,188 Depositary Shares, and (y) Series K warrants, or Series K Warrants, to purchase an aggregate of 213,188 Depositary Shares. The warrants are immediately exercisable at an exercise price of $25.00 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The aggregate gross proceeds to the Company were approximately $5.0 million. Additionally, we issued warrants to purchase 8,525 of our Depositary Shares in connection with the offering to the placement agent and certain of its designees, or the July 2024 Placement Agent Warrants.

On October 4, 2024, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 10,000 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2024, we held the November GM and our shareholders passed resolutions to, among other things, subdivide our Ordinary Shares of £0.001 nominal value each into one Ordinary Share of £0.00005 nominal value and 19 C Deferred Shares of £0.00005 nominal value each, which became effective on November 25, 2024.

On January 17, 2025, we entered into the an equity line of credit agreement, or ELOC, with the Selling Stockholder pursuant to which we, subject to the restrictions and satisfaction of the conditions in the ELOC, have the right, but not the obligation, to sell to the Selling Stockholder, and the Selling Stockholder is obligated to purchase, up to $35.0 million of newly issued Depositary Shares over a 36-month period, unless the ELOC is terminated in accordance with its terms. As of the date of this prospectus, we have sold 17,398,000,000 Ordinary Shares under the ELOC, for gross proceeds of approximately $4.9 million, and issued 1,533,490,000 Ordinary Shares to the Selling Stockholder in satisfaction of a commitment fee.

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Options

We have established the Biodexa Pharmaceuticals PLC Enterprise Management Incentive and Unapproved Option Scheme to allow us to grant options to purchase Ordinary Shares (in the form of Depositary Shares) to employees and directors of the Company or any of its subsidiaries for the purpose of attracting, rewarding and retaining such persons. The Plan was originally adopted in December 2014 and amended on April 11, 2024 to govern the grant of tax-advantaged enterprise management incentive stock options and unapproved stock options by the Company. As of December 31, 2024, there were options to purchase 328,823,388 Ordinary Shares. The options lapse after ten years from the date of the grant. As of December 31, 2024, the weighted average remaining life of the options was 9.0 years.

In connection with our acquisition of DARA Biosciences, Inc., or DARA, in December 2015, we assumed all of DARA’s outstanding options, or DARA Options. As of December 31, 2024 there were outstanding DARA Options to purchase 99 Ordinary Shares with a weighted average remaining life of 0.2 years.

Warrants

October 2019 and May 2020 Warrants

In October 2019, we completed a private placement with certain institutional investors, or the October Private Placement, where we issued warrants to certain investors, or the October Private Placement Warrants. In May 2020, we completed a private placement with certain institutional investors, or the May Private Placement, where we issued warrants to certain investors, or the May Private Placement Warrants, the placement agent, Wainwright, or the Wainwright May Warrants and Armistice Capital, or the May Armistice Warrants. The following is a brief summary of the October Private Placement Warrants, May Private Placement Warrants, Wainwright May Warrants and the May Armistice Warrants issued in connection with the October Private Placement and May Private Placement, as applicable, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated October 24, 2019, and for the May Private Placement Warrants, May Armistice Warrants and Wainwright May Warrants, are filed as exhibits to our Report on Form 6-K dated May 20, 2020. On December 13, 2022, the exercise price of the October Private Placement Warrants granted to Armistice Capital and the May Private Placement Warrants was increased to $8,000.00. Unless otherwise stated, references to warrants in this section include the October Private Placement Warrants, May Private Placement Warrants, and Wainwright May Warrants.

Exercisability. The October Private Placement Warrants became exercisable on December 23, 2019. The May Private Placement Warrants, May Armistice Warrants and Wainwright May Warrants became exercisable upon issuance. The October Private Placement Warrants, May Private Placement Warrants and May Armistice Warrants will expire five and one-half years from the initial exercise date, and the Wainwright May Warrants will expire on May 18, 2025. The holder shall deliver the aggregate exercise price for the American depositary shares (each representing 10,000 Ordinary Shares), or the Depositary Shares, specified in the exercise notice within two trading days following the date of exercise (subject to the `cashless exercise’ arrangements described below).

Cashless Exercise. With respect to the October Private Placement Warrants, if, more than six months after the date of issuance of such warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis. With respect to the May Private Placement Warrants and Wainwright May Warrants, if there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis.

Exercise Price. The exercise price of (i) each October Private Placement Warrant is $8,000.00 per Depositary Share and (ii) each May Private Placement Warrant, May Armistice Warrant and Wainwright May Warrant is $82,000.00, $8,000.00 and $82,500.00 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described below.

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Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% or 9.99%, as applicable, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Wainwright October Warrants and Wainwright May Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

May 2020 United Kingdom Placing Warrants

On May 22, 2020, we issued 333,333 units, with each unit comprising one new Ordinary Share and one warrant to purchase one new Ordinary Share, or a UK Warrant. The exercise price of the UK Warrants are £6.80 per share and they expire five years and six months from the issuance date. We also issued UK Warrants to purchase a total of 16,400 Ordinary Shares to Turner Pope, the placing agent, in connection with the closing of such offering, on the same terms and conditions as the other investors in the offering.

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August 2022 Warrants

On August 3, 2022, we issued warrants to purchase 16,400 Ordinary Shares to Strand Hanson Limited, in payment for services rendered. The exercise price of such warrants is £2.70 per share and they expire three years from the issuance date.

February Placement Agent Warrants

The following is a brief summary of the February Placement Agent Warrants, and is subject in all respects to the provisions contained in the warrant, which is filed as an exhibit to our Report on Form 6-K dated February 9, 2023.

Exercisability. The February Placement Agent Warrants are exercisable and expire three years from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The February Placement Agent Warrants may only be exercised on a cashless basis if, following a date that is six months from the original issuance date, at the time of exercise, there is no effective registration statement registering with a current prospectus available for resale of the Depositary Shares underlying the February Placement Agent Warrants.

Exercise Price. The exercise price of a portion of the February Placement Agent Warrants are $10,000.00 per Depositary Share and another portion is $5,800.00 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described herein.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a February Placement Agent Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of such warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each February Placement Agent Warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a February Placement Agent Warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the February Placement Agent Warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a February Placement Agent Warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the February Placement Agent Warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a February Placement Agent Warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the February Placement Agent Warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the February Placement Agent Warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each placement agent warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the placement agent warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the placement agent warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the placement agent warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the placement agent warrants, the holders of the placement agent warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the placement agent warrants.

Series D Warrants and May 2023 Placement Agent Warrants

The following is a brief summary of the Series D Warrants, and placement agent warrants, or the May 2023 Placement Agent Warrants, issued in connection with our May 2023 registered direct offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 24, 2023. Unless otherwise stated, references to warrants in this subsection include the Series D Warrants and the May 2023 Placement Agent Warrants.

Exercisability. The warrants became exercisable on June 14, 2023. The Series D Warrants and May 2023 Placement Agent Warrants expire five years and three years, respectively, from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The Series D Warrants and May 2023 Placement Agent Warrants may be exercised on a cashless basis, if and only if, we have not filed a registration statement registering the Depositary Shares underlying such warrants within six months of the initial exercise date.

Exercise Price. The exercise price of each Series D Warrant is $400.00 per Depositary Share and the exercise price of each May 2023 Placement Agent Warrant is $375.00 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the May 2023 Placement Agent Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

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Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series C Warrants, Series D Warrants and the May 2023 Placement Agent Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the May 2023 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series E Warrants, December 2023 Private Placement Pre-Funded Warrants and December 2023 Underwriter Warrants

The following is a brief summary of the Series E Warrants, December 2023 Private Placement Pre-Funded Warrants, the December 2023 Underwriter Warrants, issued in connection with the with December 2023 private placements and December 2023 public offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated December 21, 2023. Unless otherwise stated, references to warrants in this subsection include the Series E Warrants, the December 2023 Private Placement Pre-Funded Warrants, and the December 2023 Underwriter Warrants.

Exercisability. The warrants became exercisable on December 21, 2023. The Series E Warrants and December 2023 Underwriter Warrants expire five years and three years, respectively from the initial exercise date. The December 2023 Private Placement Pre-Funded Warrants are exercisable at any time and do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

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Cashless Exercise. If, at the time a holder exercises its Series E Warrants, a registration statement registering the issuance of the securities underlying the Series E Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the Series E Warrants.

At the time a holder exercises its December 2023 Private Placement Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the December 2023 Private Placement Pre-Funded Warrants.

Exercise Price. The exercise price of each Series E Warrant, December 2023 Underwriter Warrant and December 2023 Private Placement Pre-Funded Warrant is $55.00, $62.50 and $0.0025 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the December 2023 Underwriter Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series E Warrants and the December 2023 Underwriter Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

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Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Underwriter Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series G Warrants, Series H Warrants and Warrant Agent Warrants

The following is a brief summary of the Series G Warrants, Series H Warrants, and Warrant Agent Warrants, issued in connection with the closing of a warrant inducement transaction in May 2024, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 22, 2024. Unless otherwise stated, references to warrants in this subsection include the Series G Warrants, Series H Warrants and Warrant Agent Warrants.

Exercisability. The warrants became exercisable on May 24, 2024. The Series G Warrants, Series H Warrants and Warrant Agent Warrants expire five years, five years and three years, respectively, from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series G Warrant, Series H Warrant and Warrant Agent Warrants is $62.50 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

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Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series J Warrants, Series K Warrants and July 2024 Placement Agent Warrants

The following is a brief summary of the Series J Warrants, Series K Warrants, and July 2024 Placement Agent Warrants, issued in connection with a July 2024 private placement, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated July 19, 2024. Unless otherwise stated, references to “warrants” in this subsection include the Series J Warrants, Series K Warrants and July 2024 Placement Agent Warrants.

Exercisability. The warrants became exercisable on July 22, 2024. The Series J Warrants, Series K Warrants and July 2024 Placement Agent Warrants expire five years, five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, following the date that is six months from the initial issuance date of the warrant, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the resale of the securities issuable upon exercise of the applicable warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

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Exercise Price. The exercise price of each Series J Warrant, Series K Warrant and July 2024 Placement Agent Warrant  is $25.00 per Depositary Share, $25.00 per Depositary Share, and $31.25 per Depositary Share, respectively.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

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No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Articles of Association

Shares and Rights Attaching to Them

Objects

There are no restrictions on the objects of our Company.

Share Rights

Subject to the Companies Act and any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law - Voting Rights” in this exhibit, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or

•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

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Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board of Directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by the Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board of Directors.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his shares may be suspended by the Board of Directors in accordance with our Articles of Association if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this exhibit.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the Board of Directors. The Board of Directors may from time to time declare and pay to our shareholders such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our Ordinary Shares.

The shareholders may pass, on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our articles of association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ordinary Shares instead of cash, or a combination of shares and cash, with respect to future dividends.

By the way of the exercise of a lien, if a shareholder owes us any money relating in any way to shares, the Board of Directors may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for the benefit of the Company until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

A shareholder’s right to receive dividends on his shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he fails to comply with a proper request for the disclosure of interests regarding the shares.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the United Kingdom City Code on Takeovers and Mergers, or the City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights.

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Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may by ordinary resolution, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with our articles of association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or

•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means ordinary shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such ordinary shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

The Board of Directors seek general authority to allot shares on a non-pre-emptive basis at each annual general meeting. Preemptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board of Directors. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The Board of Directors may decline to register any transfer of any share unless it is:

•	a fully paid share;

•	a share on which the Company has no lien;

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•	in respect of only one class of shares;

•	in favor of a single transferee or not more than four transferees;

•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board of Directors to be exempt from any required stamp duty; or

•	delivered for registration at the Company’s registered office or such other place as the Board of Directors may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board of Directors may reasonably require to provide the title to such share of the transferor.

If the Board of Directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act.

Notice of General Meetings

Subject to certain conditions, holders of Depositary Shares are entitled to receive notices under the terms of the deposit agreement relating to the Depositary Shares.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board of Directors, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;

•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

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•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every shares of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

We may not have less than two directors on our Board of Directors. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board of Directors has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board of Directors. Any director appointed by the Board of Directors will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election.

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

Director’s Interests

The Board of Directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

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Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board of Directors the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;

•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and

•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;

•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or

•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

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An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board of Directors (or for the avoidance of doubt any duly authorized committee of the Board of Directors) provided that the aggregate of all such fees so paid to directors shall not exceed £600,000 per annum, or such larger amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board of Directors or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a director may be paid such extra remuneration as the Board of Directors may determine.

An executive director shall receive such remuneration as the Board of Directors may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Biodexa and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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Under a deed poll declared by us on August 5, 2015, or a Deed of Indemnity, our Board of Directors and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability of Biodexa under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

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Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or

•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

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City Code on Takeovers and Mergers

The Company is a public limited company incorporated in, and with its registered office in, the United Kingdom but its securities are not admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man). The City Code shall only apply to the Company if it is considered by the United Kingdom Panel on Takeovers and Mergers, or the Panel, to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the City Code may be different from the way in which it is applied by the United Kingdom tax authorities, HMRC. Under the City Code, the Panel typically considers where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control. Three of the four directors of the Company are currently resident in the United Kingdom and the place of central management and control of the Company is intended, for the time being, to remain in the United Kingdom meaning that the Company and its shareholders will have the benefit of the protections that the City Code affords, including, but not limited to, under Rule 9 of the City Code as set out below.

The City Code is issued and administered by the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Notwithstanding the above, the Company may cease to be subject to the City Code in the future if there are any changes that lead to the Company being deemed to no longer have its place of central management and control in the United Kingdom, Channel Islands or the Isle of Man.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares or Depositary Shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

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Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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	England and Wales	Delaware
General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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	England and Wales	Delaware
Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Officers and Directors

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is not convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•    any breach of the director’s duty of loyalty to the corporation or its stockholders;

•    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•     intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•     any transaction from which the director derives an improper personal benefit.

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	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll, and in our case the number in clause (a) above is reduced from five to three.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•    the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•     the approval of the board of directors; and

•     approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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	England and Wales	Delaware
Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•     to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•     to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•     to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•     to exercise independent judgment;

•     to exercise reasonable care, skill and diligence;

•     not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•     to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

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Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•     state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•     allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•     state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Our Depositary Shares are deposited pursuant to the Second Amended and Restated Deposit Agreement dated December 18, 2023, among the Company, JPMorgan Chase Bank, N.A., as depositary, and holders and beneficial owners of American Depositary Receipts, or the Deposit Agreement. The depositary registers and delivers the Depositary Shares. Each Depositary Share represents ownership of 10,000 Ordinary Shares that we will deposit with the custodian, as agent of the depositary, under the Deposit Agreement.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The Depositary Share-to-share ratio is subject to amendment as provided in the form of American Depositary Receipt, or ADR (which may give rise to fees contemplated by the form of ADR). In the future, each Depositary Share will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in Depositary Shares. A beneficial owner need not be the holder of the ADR evidencing such Depositary Share. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such Depositary Shares in order to assert any rights or receive any benefits under the Deposit Agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the Deposit Agreement solely through the holder of the ADR(s) evidencing the Depositary Shares owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by the ADRs registered in such ADR holder’s name for all purposes under the Deposit Agreement and ADRs. The depositary’s only notification obligations under the Deposit Agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all Depositary Shares will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such Depositary Shares. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of Depositary Shares.

You may hold Depositary Shares either directly or indirectly through your broker or other financial institution. If you hold Depositary Shares directly, by having a Depositary Share registered in your name on the books of the depositary, you are a ADR holder. This description assumes you hold your Depositary Shares directly. If you hold the Depositary Shares through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The laws of England and Wales govern shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Ordinary Share represented by all outstanding Depositary Shares, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the Deposit Agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the Deposit Agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our Company and the depositary and its agents are also set out in the Deposit Agreement. Because the depositary or its nominee will actually be the registered owner of the Ordinary Shares, you must rely on it to exercise the rights of a shareholder on your behalf.

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The Deposit Agreement, the ADRs and the Depositary Shares are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the Deposit Agreement, as an ADR holder or a beneficial owner of Depositary Shares, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York), and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR that contains the terms of your Depositary Shares. You can read a copy of the form of Deposit Agreement, which is filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2024, which is filed with the SEC. You may also obtain a copy of the Deposit Agreement at the SEC’s Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the Annual Report on Form 20-F and the Deposit Agreement on the SEC’s website at http://www.sec.gov.

Distributions on Deposited Securities, Sales

How will I receive dividends and other distributions on the Ordinary Shares underlying my Depositary Shares?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the Deposit Agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property under the Deposit Agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of Depositary Shares. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your Depositary Shares represent. In all instances where the Deposit Agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the Deposit Agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the Deposit Agreement, act in accordance with the termination provisions of the Deposit Agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our Ordinary Shares and/or rights to acquire our Ordinary Shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of Ordinary Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

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Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the Depositary Shares issued in respect of such deposited securities shall be reduced accordingly. To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the Deposit Agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in Ordinary Shares, the depositary will issue additional ADRs to evidence the number of Depositary Shares representing such Ordinary Shares. Only whole Depositary Shares will be issued. Any Ordinary Shares that would result in fractional Depositary Shares will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to receive additional Ordinary Shares. In the case of a distribution of rights to subscribe for additional Ordinary Shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

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•	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional Ordinary Shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the Deposit Agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the Ordinary Shares for which no election is made, either (x) cash or (y) additional Depositary Shares representing such additional Ordinary Shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional Depositary Shares. There can be no assurance that ADR holders or beneficial owners of Depositary Shares generally, or any ADR holder or beneficial owner of Depositary Shares in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the Depositary Shares will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

Deposit, Withdrawal and Cancellation

How does the depositary issue Depositary Shares?

The depositary will issue Depositary Shares if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

In connection with the deposit of Ordinary Shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order Depositary Shares representing such deposited Shares; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited shares. The deposited Ordinary Shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

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The custodian will hold all deposited securities for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the Ordinary Shares and only have such rights as are contained in the Deposit Agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited securities.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the beneficial owners of the Depositary Shares representing such deposited securities. Notwithstanding anything else contained herein, in the Deposit Agreement, in the form of ADR and/or in any outstanding Depositary Shares, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holder(s) only of the deposited securities represented by the Depositary Shares for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of Ordinary Shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of Depositary Shares to which such person is entitled. All of the Depositary Shares issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of Depositary Shares registered in such ADR holder’s name. An ADR holder can request that the Depositary Shares not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel a Depositary Share and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration Depositary Shares, subject to the provisions of or governing our Ordinary Shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Ordinary Shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

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Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the Deposit Agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Ordinary Shares which underlie your Depositary Shares. As soon as practicable after receipt from us of notice of any meeting at which the holders of Ordinary Shares are entitled to vote, or of our solicitation of consents or proxies from holders of Ordinary Shares, the depositary shall fix the Depositary Share record date in accordance with the provisions of the Deposit Agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the Depositary Shares evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of Depositary Shares registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depositary Trust Company, or DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the Depositary Shares evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the Depositary Shares are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

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There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their Depositary Shares through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The Deposit Agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our Ordinary Shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom Depositary Shares are issued, including, without limitation, issuances against deposits of Ordinary Shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Depositary Shares or deposited securities, and each person surrendering Depositary Shares for withdrawal of deposited securities or whose Depositary Shares are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 Depositary Shares (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing Ordinary Shares or by any party surrendering Depositary Shares and/or to whom Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the Depositary Shares or the deposited securities or a distribution of Depositary Shares), whichever is applicable:

•	a fee of up to U.S.$0.05 per Depositary Share held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement;

•	an aggregate fee of up to US$0.05 per Depositary Share per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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•	an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the Ordinary Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee of up to $0.05 per Depositary Share held for the direct or indirect distribution of securities (other than Depositary Shares or rights to purchase additional Depositary Shares) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

•	stock transfer or other taxes and other governmental charges;

•

a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or ADR holders);

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan Chase Bank, N.A., or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

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Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or Depositary Share or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the Deposit Agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the Deposit Agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on Depositary Shares issued to or at the direction of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of Ordinary Shares of ours. The depositary collects its fees for issuance and cancellation of Depositary Shares directly from investors depositing Ordinary Shares or surrendering Depositary Shares for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of Depositary Shares. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the Deposit Agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any Depositary Share or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the Depositary Shares evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any Depositary Shares evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in Depositary Shares acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the Depositary Shares for failure of any of them to comply with applicable tax laws, rules and/or regulations.

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As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of Depositary Shares or the termination of the Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of Ordinary Shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each Depositary Share will then represent a proportionate interest in such property.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the depositary to amend the Deposit Agreement and the Depositary Shares without your consent for any reason. ADR holders must be given at least thirty (30) days’ notice of any amendment that imposes or increases any fees on a per Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the Deposit Agreement as so amended. No amendment, however, will impair your right to surrender your Depositary Shares and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

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Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the Depositary Shares or Ordinary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the Deposit Agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the Deposit Agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the Deposit Agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the Deposit Agreement, the depositary may terminate the Deposit Agreement (a) without notifying us, but subject to giving thirty (30) days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if our Depositary Shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934, as amended), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to Depositary Shares remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our Ordinary Shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the Depositary Shares cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding Depositary Shares through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

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Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the Depositary Shares evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited securities are surrendered for no consideration. The Deposit Agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited securities for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited securities. Promptly after notifying us that the deposited securities are surrendered for no consideration and irrespective of whether we haves complied with the immediately preceding sentence, the depositary shall notify ADR holders that their Depositary Shares have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

If our Ordinary Shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Ordinary Shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and

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•	compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Ordinary Shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw Ordinary Shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.

The Deposit Agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the Deposit Agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable. The Deposit Agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the Deposit Agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the Deposit Agreement and ADRs without gross negligence or willful misconduct;

•	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs;

•	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

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•	not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Ordinary Shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

•	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the Deposit Agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JP Morgan. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of England, Wales, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or Depositary Shares.

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Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

We have agreed to indemnify the depositary under certain circumstances and the depositary has agreed to indemnify us under certain circumstances.

Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither we nor the depositary, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any of them or any other person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought, collectively Special Damages, except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the depositary or its agents acting under the Deposit Agreement, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

In the Deposit Agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or Exchange Act, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our Company and our affiliates and in Depositary Shares.

Disclosure of Interest in Depositary Shares

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other Ordinary Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of Depositary Shares evidenced by the ADRs registered in such ADR holder’s name) to deliver their Depositary Shares for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of Depositary Shares as a holder of shares and, by holding a Depositary Share or an interest therein, ADR holders and beneficial owners of Depositary Shares will be agreeing to comply with such instructions.

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Each ADR holder agrees to provide such information as the Company may request in a disclosure notice, or a Disclosure Notice, given pursuant to the Companies Act or the Articles of Association of the Company. Each ADR holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the underlying Ordinary Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently may include, subject to the granting of an appropriate order by the court, the withdrawal of the voting rights of such Ordinary Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Ordinary Shares. In addition, each ADR holder agrees to comply with the provisions of the Disclosure Guidance and Transparency Rules published by the United Kingdom Financial Conduct Authority (as amended from time to time) with regard to the notification to the Company of interests in Ordinary Shares underlying Depositary Shares and certain financial instruments, which currently provide, inter alia, that an ADR holder must notify the Company of the percentage of its voting rights he holds as a shareholder or holds or is deemed to hold through his direct or indirect holding of certain financial instruments (or a combination of such holdings) if the percentage of those voting rights reaches, exceeds or falls below specified thresholds.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our Company or a matter relating to the Deposit Agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the Deposit Agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any Depositary Shares or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the Deposit Agreement and the applicable ADR or ADRs,

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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•	acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs. For all purposes under the Deposit Agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by such ADRs.

Consent to Jurisdiction

In the Deposit Agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in England and/or Wales, the United States and/or any other court of competent jurisdiction.

Under the Deposit Agreement, by holding or owning an ADR or Depositary Share or an interest therein, holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the Deposit Agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

In the Deposit Agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, Depositary Shares or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the Deposit Agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. A United Kingdom tax year runs from April 6th in any year to April 5th in the following year.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

•	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and

•	only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

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POTENTIAL INVESTORS IN THE DEPOSITARY SHARES SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER UNITED KINGDOM TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR DEPOSITARY SHARES, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of Dividends

Withholding Tax.  An individual holder of Ordinary Shares or Depositary Shares who is not a U.K. Holder will not be chargeable to United Kingdom income tax on a dividend paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom income tax on a dividend received from the Company.

A dividend received by individual U.K. Holders will be subject to United Kingdom income tax. The rate of United Kingdom income tax that is chargeable on dividends received in either the tax year 2024/2025 or the tax year 2025/2026 by an individual U.K. Holder who is (i) an additional rate taxpayer is 39.35%, (ii) a higher rate taxpayer is 33.75%, and (iii) a basic rate taxpayer is 8.75%. An individual U.K. Holder may be entitled to a tax-free dividend allowance (in addition to their personal allowance) of £500 for the tax year 2024/2025 and/or for the tax year 2025/2026, being the amount of dividend income that the relevant individual can receive before United Kingdom income tax is payable. Dividends within the dividend allowance will still count towards the relevant individual’s basic, higher or additional rate bands, however. An individual’s dividend income is treated as the top slice of their total income that is chargeable to United Kingdom income tax. Dividends which are covered by an individual’s personal income tax allowance do not count towards and are ignored for the dividend allowance.

Corporation Tax. A U.K. Holder within the charge to United Kingdom corporation tax may be entitled to exemption from United Kingdom corporation tax in respect of dividend payments in respect of an Ordinary Share. If the conditions for the exemption are not satisfied or such U.K. Holder elects for an otherwise exempt dividend to be taxable, United Kingdom corporation tax will be chargeable on the dividend. The main rate of corporation tax of 25% applies to companies with profits in excess of £250,000, with a lower rate of corporation tax of 19% applying to companies with profits of up to £50,000, and a marginal scaled rate between 19% and 25% applying to companies with profits between £50,000 and £250,000. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be subject to United Kingdom corporation tax on a dividend received from the company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from United Kingdom corporation tax discussed above does not apply, be chargeable to United Kingdom corporation tax on dividends received from the Company.

U.K. Holders. A disposal or deemed disposal of Ordinary Shares or Depositary Shares by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of United Kingdom capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of Ordinary Shares or Depositary Shares are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level at which the annual exempt amount for United Kingdom capital gains tax (the “annual exempt amount”) is set by the United Kingdom government for that tax year. The annual exempt amount for each of the 2024/2025 and 2025/2026 tax years is £3,000. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the relevant tax year exceeds the basic rate income tax band, any taxable capital gain accruing on a disposal of an Ordinary Share or a Depositary Shares on or after October 30, 2024 is taxed at the rate of 24%. Where a U.K. Holder’s total taxable income is within or less than the basic rate income tax band, any taxable capital gain accruing on a disposal of our Ordinary Shares or Depositary Shares on or after October 30, 2024 after may be taxed at the rate of 18% or the rate of 24% or at a combination of both rates.

An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of less than five calendar years and who disposes of Ordinary Shares or Depositary Shares during that period of temporary non-United Kingdom residence may be liable to United Kingdom capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

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A disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for such holder for the purpose of United Kingdom corporation tax.

Any gain or loss in respect of currency fluctuations over the period of holding Ordinary Shares or Depositary Shares is also brought into account on a disposal.

Non-U.K. Holders. An individual holder who is not a U.K. Holder will not be liable to United Kingdom capital gains tax on capital gains realized on the disposal of Ordinary Shares or Depositary Shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom capital gains tax on chargeable gains arising from a disposal of his or her Ordinary Shares or Depositary Shares.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of Ordinary Shares or Depositary Shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, a disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by such holder may give rise to a chargeable gain or an allowable loss for the purposes of United Kingdom corporation tax.

Inheritance Tax

If for the purposes of the Double Taxation Relief (Taxes on Estates of Deceased Persons and on Gifts) Treaty United States of America Order 1979 (SI 1979/1454) between the United States and the United Kingdom an individual holder is at the time of their death or a transfer made during their lifetime, domiciled in the United States and is not a national of the United Kingdom, any Ordinary Shares or Depositary Shares beneficially owned by that holder should not generally be subject to United Kingdom inheritance tax, provided that any applicable United States federal gift or estate tax liability is paid, except where (i) the Ordinary Shares or Depositary Shares are part of the business property of a United Kingdom permanent establishment or pertains to a United Kingdom fixed base used for the performance of independent personal services; or (ii) the Ordinary Shares or Depositary Shares are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to United Kingdom inheritance tax should apply).

Stamp Duty and Stamp Duty Reserve Tax

The United Kingdom stamp duty, or stamp duty, and United Kingdom stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, an ordinary share outside a depositary receipt system or a clearance service is discussed in the paragraphs under “General” below. The stamp duty and SDRT treatment of such transactions in relation to such systems is discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below.

General

An agreement to transfer an ordinary share will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

The transfer of an Ordinary Share would be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser is liable to HMRC for the payment of the stamp duty (if any). Under current HMRC guidance, no stamp duty should be payable on a written instrument transferring a Depositary Share or on a written agreement to transfer a Depositary Share, on the basis that the Depositary Share is not regarded as either “stock” or a “marketable security” for United Kingdom stamp duty purposes.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is canceled to avoid a double charge as the stamp duty has been paid.

No SDRT or stamp duty is chargeable in respect of shares that are admitted to trading on a “recognized growth market” and not listed on any “recognized stock exchange,” or the AIM Exemption. Following the cancellation of admission of the Ordinary Shares on AIM, the AIM Exemption no longer applies.

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Depositary Receipt Systems and Clearance Services

The Court of Justice of the European Union in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and the Bank of New York Mellon Corporation v The Commissioners of Her Majesty’s Revenue & Customs, have considered the provisions of the European Union Council Directive 69/335/EEC, which was subsequently substituted by the European Union Council Directive 2008/7/EEC, or the E.U. Directives. Following these decisions HMRC has publicly confirmed that issues or transfers of shares of United Kingdom incorporated companies, such as us, to a clearance service (such as, in our understanding, DTC) or a depositary receipt system will not be charged to United Kingdom SDRT at 1.5% where that issue or transfer is an integral part of a raising of new capital.

It was announced as part of the United Kingdom Budget 2017 by the United Kingdom government that the 1.5% stamp duty and SDRT charge will not be enforced on the issue of shares by United Kingdom incorporated companies (and transfers of such shares where the transfer is integral to new capital raising) into clearance services and depositary receipt systems following Brexit. However, the United Kingdom government could potentially introduce new United Kingdom legislation with the effect that a future issue or transfer of our Ordinary Shares into a clearance service or depositary receipt system (even where such an issue or transfer is an integral part of the raising of new capital by the company) may potentially become chargeable to 1.5% stamp duty or SDRT.

Where an ordinary share is transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee for a person whose business is or includes issuing depositary receipts and that transfer is not integral to the raising of new capital by the company, stamp duty or SDRT would generally be chargeable at the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

There is an exception from the 1.5% charge on the transfer to, or to a nominee, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. If such an election were made by a clearance service, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer would arise on any transfer of an ordinary share into such a clearance service and on subsequent agreements to transfer such share within such clearance service. It is our understanding that DTC has not to date made an election under section 97A(1) of the Finance Act of 1986.

Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise, will strictly be accountable to HMRC by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

Certain United States Taxation Matters

The following is a summary of material United States federal income tax consequences of the ownership and disposition of Depositary Shares by United States holders (as defined below). This summary is for general information only and is not tax advice. Each investor should consult its tax advisor with respect to the tax consequences of the ownership and disposition of our securities.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings, and judicial interpretations thereof, and the Convention Between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital Gains of 2001, as amended (referred to below as the United States-U.K. Treaty), all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

For purposes of this discussion, the term “United States holder” means a holder of our Ordinary Shares or Depositary Shares that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

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•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary addresses only the United States federal income tax considerations for United States holders that acquire and hold the Depositary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to holders that are subject to special treatment under the United States federal income tax laws (including, for example, banks, financial institutions, underwriters, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, persons that have a functional currency other than the United States dollar, tax-exempt organizations (including private foundations), mutual funds, subchapter S corporations, partnerships or other pass-through entities for United States federal income tax purposes, certain expatriates, corporations that accumulate earnings to avoid United States federal income tax, persons who hold Depositary Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, persons who acquire Depositary Shares through the exercise of options or other compensation arrangements, persons who own (or are treated as owning) 10% or more of our outstanding voting stock, or persons who are not United States holders). In addition, this discussion does not address any aspect of state, local, foreign, estate, gift or other tax law that may apply to holders of Depositary Shares.

The United States federal income tax treatment of a partner in a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) generally will depend on the status of the partner and the activities of the partnership. A partner in such a partnership should consult its tax advisor regarding the associated tax consequences.

Consequences Relating to Ownership and Disposition of Depositary Shares

Ownership of Depositary Shares. For United States federal income tax purposes, a holder of Depositary Shares will generally be treated as if such holder directly owned the ordinary shares represented by such Depositary Shares.

Distributions on Depositary Shares. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Depositary Shares (including withheld taxes, if any) made out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will generally be taxable to a United States holder as dividend income on the date such distribution is actually or constructively received. Any such dividends paid to corporate United States holders generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. Distributions in excess of our current and accumulated earnings and profits would generally be treated first as a non-taxable return of capital to the extent of the United States holder’s basis in the Depositary Shares, and thereafter as capital gain. However, since we do not calculate our earnings and profits under United States federal income tax principles, it is expected that any distribution on Depositary Shares will be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Dividends paid in currencies other than the United States dollar, if any, will generally be taxable to a United States holder as ordinary dividend income in an amount equal to the United States dollar value of the currency received on the date such distribution is actually or constructively received. Such United States dollar value must be determined using the spot rate of exchange on such date, regardless of whether the non-United States currency is actually converted into United States dollars on such date. The United States holder may realize exchange gain or loss if the currency received is converted into United States dollars after the date on which it is actually or constructively received. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

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Subject to the discussion below under “—3.8% Medicare Tax on Net Investment Income,” dividends received by certain non-corporate United States holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, currently at a maximum rate of 20%, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a foreign corporation will generally be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the Depositary Shares, which are listed on the NASDAQ Capital Market, would be considered readily tradable on an established securities market in the United States. However, there can be no assurance that the Depositary Shares will be considered readily tradable on an established securities market in future years. A foreign corporation is also treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the United States Treasury Department to be satisfactory for purposes of these rules and which includes an exchange of information provision. The United States Treasury Department has determined that the United States-U.K. Treaty meets these requirements. We would not constitute a qualified foreign corporation for purposes of these rules if we are a passive foreign investment company for the taxable year in which we pay a dividend or for the preceding taxable year, as discussed below under “—Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, non-United States taxes, if any, withheld on dividends paid by the Company may be treated as foreign taxes eligible for a credit against a United States holder’s United States federal income tax liability under the United States foreign tax credit rules. The rules governing the United States foreign tax credit are complex, and United States holders should consult their tax advisors regarding the availability of the United States foreign tax credit under their particular circumstances.

Sale of Depositary Shares

A United States holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Depositary Shares in an amount equal to the difference between the amount realized on the disposition and such holder’s tax basis in such securities. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any gain or loss recognized by a United States holder on a taxable disposition of Depositary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such share exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

For a cash basis taxpayer, units of foreign currency received will generally be translated into United States dollars at the spot rate on the settlement date of the sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such sale. An accrual basis taxpayer may elect to apply the same rules applicable to cash basis taxpayers with respect to the sale of ADRs that are traded on an established securities market, provided that the election must be applied consistently from year to year and cannot be changed without the consent of the IRS. For an accrual method taxpayer who does not make such an election, units of foreign currency received will generally be translated into United States dollars at the spot rate on the trade date of the sale. Such an accrual basis taxpayer may recognize foreign currency exchange gain or loss based on currency fluctuations between the trade date and the settlement date of such sale. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

Passive Foreign Investment Company Rules

A foreign corporation is a PFIC if either (1) 75% or more of its gross income for the taxable year is passive income or (2) the average percentage of assets held by such corporation during the taxable year that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Based upon estimates with respect to its income, assets, and operations, it is expected that we will not be a PFIC for the current taxable year. However, because the determination of PFIC status must be made on an annual basis after the end of the taxable year and will depend on the composition of the income and assets, as well as the nature of the activities, of our activities and those of our subsidiaries from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

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If we were to be classified as a PFIC for any taxable year in which a United States holder held the Depositary Shares, various adverse United States tax consequences could result to such United States holders, including taxation of gain on a sale or other disposition of the shares of the corporation, Depositary Shares at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares, Depositary Shares. Unless a United States holder of PFIC shares elects, in either case if eligible, to be taxed annually on a mark-to-market basis or makes a QEF election and certain other requirements are met, gain realized on the sale or other disposition of PFIC shares would generally not be treated as capital gain. Instead, the United States holder would be treated as if the United States holder had realized such gain ratably over the holder’s holding period for such securities. The amounts allocated to the taxable year of sale or other disposition and to any year before the foreign corporation became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such year, together with an interest charge in respect of the tax attributable to each such year. Similar rules apply to the extent any distribution in respect of PFIC shares exceeds 125% of the average annual distribution on such PFIC securities received by the shareholder during the preceding three years or holding period, whichever is shorter. With certain exceptions, a foreign corporation is treated as a PFIC with respect to a shareholder (or warrant holder, as applicable) if the corporation was a PFIC with respect to such holder at any time during the holder’s holding period of the foreign corporation’s stock or warrants. Dividends paid to with respect to shares of a PFIC are not eligible for the special tax rates applicable to qualified dividend income of certain non-corporate holders. Instead, such dividend income is taxable at rates applicable to ordinary income.

If we were to be treated as a PFIC, the tax consequences described above could be avoided by a “mark-to-market” election with respect to the Depositary Shares. A United States holder making a “mark-to-market” election (assuming the requirements for such an election are satisfied) generally would (i) be required to include as ordinary income the excess of the fair market value of the Depositary Shares on the last day of the United States holder’s taxable year over the United States holder’s adjusted tax basis in such Depositary Shares and (ii) be allowed a deduction in an amount equal to the lesser of (A) the excess, if any, of the United States holder’s adjusted tax basis in the Depositary Shares over the fair market value of such Depositary Shares on the last day of the United States holder’s taxable year or (B) the excess, if any, of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years. In addition, upon a sale or other taxable disposition of Depositary Shares, a United States holder would recognize ordinary income or loss (which loss could not be in excess of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years). If we were to be treated as a PFIC, different rules would apply to a United States holder making a QEF election with respect to Depositary Shares. However, we do not intend to prepare or provide the information necessary for United States shareholders to make a QEF election.

United States holders are urged to consult their own tax advisors about the PFIC rules, including the availability of the “mark-to-market” election.

3.8% Medicare Tax on “Net Investment Income”

A 3.8% tax, or “Medicare Tax,” is imposed on all or a portion of “net investment income,” which may include any gain realized or amounts received with respect to Depositary Shares received by (i) United States holders that are individuals with modified adjusted gross income in excess of certain thresholds, and (ii) certain estates and trusts. United States holders should consult their own tax advisors with respect to the applicability of the Medicare Tax resulting from ownership or disposition of Depositary Shares.

Information Reporting and Backup Withholding

United States holders may be subject to information reporting requirements and may be subject to backup withholding with respect to dividends on Depositary Shares and on the proceeds from the sale, exchange, or disposition of Depositary Shares, currently at a rate of 24%, unless the United States holder provides an accurate taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and amounts withheld may be allowed as a credit against the United States holder’s United States federal income tax liability and may entitle the United States holder to a refund, provided that certain required information is timely furnished to the IRS.

Sale of Depositary Shares, Warrants, or Pre-funded Warrants

A United States holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Depositary Shares in an amount equal to the difference between the amount realized on the disposition and such holder’s tax basis in such securities. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any gain or loss recognized by a United States holder on a taxable disposition of Depositary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such share exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

For a cash basis taxpayer, units of foreign currency received will generally be translated into United States dollars at the spot rate on the settlement date of the sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such sale. An accrual basis taxpayer may elect to apply the same rules applicable to cash basis taxpayers with respect to the sale of ADRs that are traded on an established securities market, provided that the election must be applied consistently from year to year and cannot be changed without the consent of the IRS. For an accrual method taxpayer who does not make such an election, units of foreign currency received will generally be translated into United States dollars at the spot rate on the trade date of the sale. Such an accrual basis taxpayer may recognize foreign currency exchange gain or loss based on currency fluctuations between the trade date and the settlement date of such sale. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

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SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by the Selling Shareholder of any or all of the Ordinary Shares (represented by Depositary Shares) that may be issued by us to the Selling Shareholder under the Purchase Agreement. Such shares of include (i) up to 33,413,549 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time from and after the Commencement Date under the Purchase Agreement; and (ii) up to 721,651 Commitment Shares that may be issued to the Selling Shareholder in connection with related issuances and sales of Purchase Shares to release the Company of its liability to pay the Commitment Fee as consideration for the Selling Shareholder’s execution and delivery of the Purchase Agreement.

As used in this prospectus, the term “Selling Shareholder” includes the Selling Shareholder listed in the table below, and its permitted pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Shareholder’s interest in the securities in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

For additional information regarding the issuance of the securities covered by this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the securities pursuant to the provisions of the Purchase Agreement and the Registration Rights Agreement in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement or as otherwise set forth in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Shareholder and the securities that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of April 1, 2025. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary Shares (represented by Depositary Shares) that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Shareholder have voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Shareholder following the offering shown in the table below is based on an aggregate of 25,617,408,922 Ordinary Shares outstanding as of April 1, 2025. Because the purchase price of the Depositary Shares issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by us to the Selling Shareholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

We may amend or supplement this prospectus from time to time in the future to update or change the Selling Shareholder list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholder’s method of distributing these securities.

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Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering (2)	Percentage of Ordinary Shares Owned after the Offering (3)
C/M Capital Master Fund, LP (4)	--	341,352,000,000	--	--

_____________

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Shareholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Shareholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of Depositary Shares is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our Depositary Shares to the Selling Shareholder to the extent such shares, when aggregated with all other securities then beneficially owned by the Selling Shareholder, would cause the Selling Shareholder beneficial ownership of our Ordinary Shares to exceed the Beneficial Ownership Limitation.

(2)	Assumes that all Ordinary Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the Selling Shareholders acquire additional Ordinary Shares after the date of this prospectus and prior to completion of this offering.
(3)	Applicable percentage ownership is based on 25,617,408,922 Ordinary Shares outstanding as of April 1, 2025.
(4)	The business address of C/M Capital Master Fund, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131. As of the date of the Purchase Agreement, C/M Capital Master Fund, LP did not beneficially own any shares of our common stock. Thomas Walsh and Jonathan Juchno, the Managing Partners of C/M Capital Master Fund, LP, are deemed to be beneficial owners of all of the shares of common stock owned by C/M Capital Master Fund, LP. Messrs. Walsh and Juchno have shared voting and investment power over the shares being offered hereunder in connection with the transactions contemplated under the Purchase Agreement. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer.

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PLAN OF DISTRIBUTION

The securities offered by this prospectus are being offered by the Selling Shareholder. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokerage transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our securities;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Depositary Shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholder has informed us that each such broker-dealer will receive commissions from the Selling Shareholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our Depositary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Depositary Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Depositary Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Shareholder, any compensation paid by the Selling Shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Depositary Shares covered by this prospectus by the Selling Shareholder. As consideration for its irrevocable commitment to purchase our Depositary Shares under the Purchase Agreement, we have agreed to issue to the Selling Shareholder 2.5% of the Commitment Amount in Depositary Shares, with 1.75% of such shares paid up front and the balance pro-rated with each Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as the case may be. We have also agreed to pay to the Selling Shareholder $35,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by the Selling Shareholder, including the legal fees and disbursements of the Selling Shareholder’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement. See “The Committed Equity Financing” for more information.

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We also have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the offering of our Depositary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses, including the Commitment Fee, for the offering will be approximately $1.7 million.

The Selling Shareholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Shareholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Depositary Shares or any hedging transaction, which establishes a net short position with respect to our Depositary Shares. The Selling Shareholder has agreed that during the term of the Purchase Agreement, neither the Selling Shareholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our Depositary Shares offered by this prospectus have been sold by the Selling Shareholder.

Our Depositary Shares are currently listed on The NASDAQ Capital Market under the symbol “BDRX.”

EXPENSES OF THE OFFERING

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates:

SEC registration fee		$23,304
Depositary fees and expenses		*
Printing and engraving		*
Accounting services		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

_______________

*These fees are calculated based on the securities offered and number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

Certain legal matters in connection with the validity of the securities offered hereby will passed upon for us by Brown Rudnick LLP, London, United Kingdom. Certain other matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Boston, Massachusetts.

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EXPERTS

The financial statements as of December 31, 2024, and for the year then ended, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on a report PKF Littlejohn LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2024 contains an explanatory paragraph regarding our ability to continue as a going concern.

PKF Littlejohn LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2023, and for each of the two years in the period then ended, incorporated by reference into this prospectus and in the registration statement, have been so incorporated in reliance on a report of Forvis Mazars LLP (then-named Mazars LLP), an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2023 contains an explanatory paragraph in Note 2 regarding our ability to continue as a going concern.

Forvis Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

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This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025;

•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 17, 2025, January 22, 2025, February 10, 2025, March 6, 2025 and March 10, 2025 that we incorporate by reference into this prospectus; and

•	the description of our Ordinary Shares and Depositary Shares contained in our registration statement on Form 8-A, originally filed with the SEC on December 2, 2015, and as amended on April 30, 2021 (including any amendments and reports filed for the purpose of updating such description).

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44 29 2048 0180

You may also access these documents on our website, www.biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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MAY 9, 2025